Oaktree Announces Second Quarter 2019 Financial Results

As of June 30, 2019 or for the quarter then ended, and where applicable, per Class A unit:

•
GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) Class A unitholders was $42.4 million ($0.57 per unit), up from $31.1 million ($0.44) for the second quarter of 2018, primarily reflecting higher incentive income.

•	Distributable earnings were $138.3 million ($0.88 per unit), up from $114.3 million ($0.69) for the second quarter of 2018, driven by higher incentive income.

•
Assets under management were $120.4 billion, up 2% for the quarter and down 1% over the last 12 months. Gross capital raised was $4.3 billion and $13.4 billion for the quarter and last 12 months, respectively. Uncalled capital commitments (“dry powder”) were $18.0 billion, of which $13.2 billion were not yet generating management fees (“shadow AUM”).

•	Management fee-generating assets under management were $101.4 billion, up 1% for both the quarter and the last 12 months.
LOS ANGELES, CA. July 25, 2019 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the second quarter ended June 30, 2019.
Agreement and Plan of Merger
On March 13, 2019, OCG and Brookfield Asset Management Inc. (“Brookfield”) entered into a definitive merger agreement pursuant to which Brookfield will acquire approximately 62% of Oaktree’s business in a stock and cash transaction. Following the transaction, the remaining 38% of the business will continue to be owned by Oaktree Capital Group Holdings, L.P. (“OCGH”), whose unitholders consist primarily of OCG’s founders and certain other members of management and current and former employees. As part of the transaction, Brookfield will acquire all outstanding OCG Class A units for, at the election of OCG Class A unitholders, either $49.00 in cash or 1.0770 Class A shares of Brookfield per OCG Class A unit (subject to pro-ration to ensure that no more than fifty percent (50%) of the aggregate merger consideration is paid in the form of cash or stock), in each case, without interest and subject to any applicable withholding taxes.  In addition, the founders, senior management, and current and former employee-unitholders of OCGH will sell to Brookfield 20% of their OCGH units for the same consideration as the OCG Class A unitholders. On June 25, 2019, OCG received written consent in favor of the adoption of the merger agreement from OCGH, constituting the requisite approval of the transaction by OCG unitholders. The transaction is anticipated to close during the third quarter of 2019, subject to customary closing conditions including certain regulatory approvals.
Class A Unit Distribution
Consistent with the terms of the merger agreement with Brookfield, no quarterly distribution per Class A unit attributable to the second quarter of 2019 will be declared.
Preferred Unit Distributions
A distribution was declared of $0.414063 per Series A preferred unit, which will be paid on September 16, 2019 to Series A preferred unitholders of record at the close of business on September 1, 2019.
A distribution was declared of $0.409375 per Series B preferred unit, which will be paid on September 16, 2019 to Series B preferred unitholders of record at the close of business on September 1, 2019.

About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $120 billion in assets under management as of June 30, 2019. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 950 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Contacts:

Investor Relations:	Press Relations:

Oaktree Capital Group, LLC	Sard Verbinnen & Co	Sard Verbinnen & Co
Andrea D. Williams	John Christiansen	Alyssa Linn
(213) 830-6483	(415) 618-8750	(310) 201-2040
investorrelations@oaktreecapital.com	jchristiansen@sardverb.com	alinn@sardverb.com

The table below presents (a) GAAP results, (b) non-GAAP results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2019	2018	2019	2018
GAAP Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$313,483	$213,283	$579,898	$550,604
Net income-Class A	42,444	31,121	89,698	83,853
Net income per Class A unit	0.57	0.44	1.23	1.21

Non-GAAP Results: (1)
Distributable earnings revenues	378,375	287,055	981,069	764,319
Distributable earnings	138,343	114,286	372,235	308,259
Distributable earnings per Class A unit	0.88	0.69	2.33	1.86

Fee revenues	198,037	195,935	388,138	398,882
Fee-related earnings	44,360	50,875	83,957	109,362
Fee-related earnings per Class A unit	0.28	0.30	0.51	0.66

Weighted Average Units:
OCGH	85,269	86,007	85,371	87,133
Class A	74,340	71,177	72,994	69,556
Total units	159,609	157,184	158,365	156,689

Operating Metrics:
Assets under management (in millions):
Assets under management	$120,368	$121,584	$120,368	$121,584
Management fee-generating assets under management	101,435	100,547	101,435	100,547
Incentive-creating assets under management	36,000	33,291	36,000	33,291
Uncalled capital commitments	18,002	20,325	18,002	20,325
Accrued incentives (fund level):
Incentives created (fund level)	11,342	119,317	99,334	230,502
Incentives created (fund level), net of associated incentive income compensation expense	9,471	60,921	53,699	113,219
Accrued incentives (fund level)	1,294,866	1,863,932	1,294,866	1,863,932
Accrued incentives (fund level), net of associated incentive income compensation expense	620,495	898,588	620,495	898,588

Note: Oaktree discloses in this earnings release certain revenue and financial measures, including measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Examples of such non-GAAP measures are identified in the table above. Such non-GAAP measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.

(1)
Beginning with the first quarter of 2019, the Company has determined that distributable earnings is the primary financial measure used by management to make operating decisions and assess the performance of our business. In connection with this determination, the definition of distributable earnings was modified to include the deduction for preferred unit distributions and exclude costs related to the Brookfield transaction. For comparability, prior periods have been recast for this change, as applicable.

GAAP Results
Oaktree consolidates entities in which it has a direct or indirect controlling financial interest. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, are consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as debt obligations of CLOs or non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
Total revenues increased $100.2 million, or 47.0%, to $313.5 million for the second quarter of 2019, from $213.3 million for the second quarter of 2018, reflecting higher incentive income.
Total expenses increased $81.3 million, or 44.0%, to $265.9 million for the second quarter of 2019, from $184.6 million for the second quarter of 2018, primarily reflecting higher incentive income compensation.
Total other income increased $33.9 million, to $75.8 million for the second quarter of 2019, from income of $41.9 million for the second quarter of 2018. The increase primarily reflecting variations in returns on our fund investments between periods.
Net income attributable to OCG Class A unitholders increased $11.3 million, or 36.3%, to $42.4 million for the second quarter of 2019, from $31.1 million for the second quarter of 2018, primarily reflecting higher incentive income.
Operating Metrics
Assets Under Management
Assets under management were $120.4 billion as of June 30, 2019, $118.6 billion as of March 31, 2019 and $121.6 billion as of June 30, 2018. The $1.8 billion increase since March 31, 2019 primarily reflected $3.7 billion of capital commitments to closed-end funds and $2.0 billion attributable to DoubleLine, partially offset by $2.5 billion of distributions to closed-end fund investors and $1.7 billion of net outflows from open-end funds. Commitments to closed-end funds included $1.4 billion for CLOs, $1.0 billion for the Highstar III Successor Funds (“HS III”), and $0.5 billion for Oaktree Special Situations Fund II (“SS II”).
The $1.2 billion decrease in AUM since June 30, 2018 primarily reflected $8.2 billion of distributions to closed-end fund investors and uncalled commitments, $6.9 billion of net outflows from open-end funds, and $0.4 billion of unfavorable foreign-currency translation, partially offset by $8.4 billion of capital commitments to closed-end funds, $4.0 billion attributable to DoubleLine, and $3.0 billion in market-value gains. Commitments to closed-end funds included $2.5 billion for CLOs, $1.4 billion for Oaktree Power Opportunities Fund V (“Power V”), $1.2 billion for SS II, $1.1 billion for our Middle Market Direct Lending strategy, and $1.0 billion for HS III. Distributions to closed-end fund investors included $4.6 billion from Credit funds, $1.6 billion from Real Asset funds and $1.0 billion from Private Equity funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM, a forward-looking metric, was $101.4 billion as of June 30, 2019, $100.3 billion as of March 31, 2019 and $100.5 billion as of June 30, 2018. The $1.1 billion increase since March 31, 2019 primarily reflected $2.1 billion from new CLOs and HS III, $2.0 billion attributable to DoubleLine, $0.8 billion in market-value gains, partially offset by $1.7 billion of net outflows from open-end funds, $1.1 billion change in applicable leverage, and $0.7 billion attributable to closed-end funds in liquidation.
The $0.9 billion increase in management fee-generating AUM since June 30, 2018 reflected $5.1 billion primarily from new CLOs and the start of the investment periods for Oaktree Transportation Infrastructure Fund and Power V, $4.0 billion attributable to DoubleLine, $3.2 billion from capital drawn by closed-end funds that pay fees based on drawn capital, NAV or cost basis, $2.1 billion in market-value gains, and $0.7 billion of net inflows to evergreen funds. These increases were partially offset by $6.9 billion of net outflows from open-end funds, $4.1 billion attributable to closed-end funds in liquidation and uncalled commitments, $1.2 billion of distributions by closed-end funds that pay fees based on NAV, and $0.4 billion in unfavorable foreign-currency translation.

Incentive-creating Assets Under Management
Incentive-creating AUM was $36.0 billion as of June 30, 2019, $34.4 billion as of March 31, 2019 and $33.3 billion as of June 30, 2018. The $1.6 billion increase since March 31, 2019 reflected an aggregate increase of $3.3 billion primarily attributable to drawdowns, contributions and market-value gains, partially offset by an aggregate $1.7 billion of distributions. The $2.7 billion increase since June 30, 2018 reflected an aggregate $9.7 billion in drawdowns, contributions and market-value gains, partially offset by an aggregate decline of $7.0 billion primarily attributable to distributions.
Of the $36.0 billion in incentive-creating AUM as of June 30, 2019, $22.8 billion (or 63%) was generating incentives at the fund level, as compared with $21.0 billion (or 63%) of the $33.3 billion of incentive-creating AUM as of June 30, 2018.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1,294.9 million as of June 30, 2019, $1,424.9 million as of March 31, 2019 and $1,863.9 million as of June 30, 2018. The second quarter of 2019 reflected $11.3 million of incentives created (fund level) and $141.4 million of incentive income recognized.
Accrued incentives (fund level), net of incentive income compensation expense (“net accrued incentives”), were $620.5 million as of June 30, 2019, $678.5 million as of March 31, 2019, and $898.6 million as of June 30, 2018. The portion of net accrued incentives represented by funds that were currently paying incentives as of June 30, 2019, March 31, 2019 and June 30, 2018 was $145.6 million (or 23%), $201.5 million (30%) and $214.6 million (24%), respectively, with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than certain tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $18.0 billion as of June 30, 2019, $19.5 billion as of December 31, 2018, and $20.3 billion as of June 30, 2018. Invested capital during the quarter and 12 months ended June 30, 2019 aggregated $2.5 billion and $11.2 billion, respectively, as compared with $1.9 billion and $7.9 billion for the comparable prior-year periods.
Non-GAAP Results
Distributable Earnings Revenues
Distributable earnings revenues increased $91.3 million, or 31.8%, to $378.4 million for the second quarter of 2019, from $287.1 million for the second quarter of 2018, as further described below.
Management Fees
Management fees increased $2.1 million, or 1.1%, to $198.0 million for the second quarter of 2019, from $195.9 million for the second quarter of 2018. The increase reflected an aggregate increase of $28.5 million principally from closed-end funds in their investment periods, partially offset by an aggregate decline of $26.4 million primarily attributable to closed-end funds in liquidation and open-end funds.
Incentive Income
Incentive income increased $90.0 million, or 175.1%, to $141.4 million for the second quarter of 2019, from $51.4 million for the second quarter of 2018. The second quarter of 2019 included $118.7 million from Oaktree Opportunities Fund VIII.
Realized Investment Income Proceeds
Realized investment income proceeds decreased $0.8 million, or 2.0%, to $39.0 million for the second quarter of 2019, from $39.8 million for the second quarter of 2018, primarily reflecting lower proceeds from our non-Oaktree and Private Equity investments, largely offset by higher proceeds from our Credit investments.

Adjusted Expenses
Compensation and Benefits
Compensation and benefits expense increased $4.7 million, or 4.5%, to $108.3 million for the second quarter of 2019, from $103.6 million for the second quarter of 2018, primarily driven by growth in headcount.
Incentive Income Compensation
Incentive income compensation expense increased $52.9 million, or 251.9%, to $73.9 million for the second quarter of 2019, from $21.0 million for the second quarter of 2018, reflecting the growth in incentive income.
General and Administrative
General and administrative expense increased $3.9 million, or 10.0%, to $43.0 million for the second quarter of 2019, from $39.1 million for the second quarter of 2018, primarily reflecting higher placement fees associated with fundraising activities.
Depreciation and Amortization
Depreciation and amortization expense increased $0.1 million, or 4.3%, to $2.4 million for the second quarter of 2019, from $2.3 million for the second quarter of 2018.
Interest Expense, Net
Interest expense, net decreased $1.8 million, or 75.0%, to $0.6 million for the second quarter of 2019, from $2.4 million for the second quarter of 2018. The decrease was primarily driven by higher interest income.
Preferred Unit Distributions
The second quarter of 2019 included Series A and Series B preferred unit distributions of $6.8 million in the aggregate, as compared with $0 for the second quarter of 2018, reflecting the issuances of our Series A and Series B preferred units in the second and third quarters of 2018, respectively.
Distributable Earnings
Distributable earnings increased $24.0 million, or 21.0%, to $138.3 million for the second quarter of 2019, from $114.3 million for the second quarter of 2018. The increase reflected $37.1 million in higher net incentive income, partially offset by $6.8 million in higher preferred unit distributions and $6.5 million in lower fee-related earnings. The portion of distributable earnings attributable to our Class A units was $0.88 and $0.69 per unit for the second quarters of 2019 and 2018, respectively, reflecting distributable earnings per Operating Group unit of $0.87 and $0.73, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
Fee-related Earnings
Fee-related earnings decreased $6.5 million, or 12.8%, to $44.4 million for the second quarter of 2019, from $50.9 million for the second quarter of 2018, primarily reflecting $4.7 million in higher compensation and benefits expense and $3.9 million in higher general and administrative expense, partially offset by an increase of $2.1 million in management fees.
The effective tax rates applicable to fee-related earnings for the second quarters of 2019 and 2018 were (1)% and 5%, respectively, resulting from full-year effective tax rates of 2% and 6%, respectively. The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.

Capital and Liquidity
As of June 30, 2019, Oaktree and its operating subsidiaries had $1.1 billion of cash and U.S. Treasury and other securities, and $746 million of outstanding debt, which included no borrowings outstanding against its $500 million revolving credit facility. As of June 30, 2019, Oaktree’s investments in funds and companies on a non-GAAP basis had a carrying value of $1.8 billion, with the 20% investment in DoubleLine carried at $24 million based on cost, as adjusted under the equity method of accounting. Net accrued incentives (fund level) represented an additional $620 million as of that date.
Forward-Looking Statements and Information
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect the current views of OCG, with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements and information by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Such forward-looking statements and information are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.
In addition to factors previously disclosed in Brookfield’s and OCG’s reports filed with securities regulators in Canada and the United States and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements and information or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Brookfield and OCG to terminate the definitive merger agreement between Brookfield and OCG; the outcome of any legal proceedings that may be instituted against Brookfield, OCG or their respective unitholders, shareholders or directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to Brookfield’s or OCG’s business; a delay in closing the merger; business disruptions from the proposed merger that will harm Brookfield’s or OCG’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; certain restrictions during the pendency of the merger that may impact Brookfield’s or OCG’s ability to pursue certain business opportunities or strategic transactions; the ability of Brookfield or OCG to retain and hire key personnel; uncertainty as to the long-term value of the Class A shares of Brookfield following the merger; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which Brookfield and OCG operate; changes in OCG’s or Brookfield’s anticipated revenue and income, which are inherently volatile; changes in the value of OCG’s or Brookfield’s investments; the pace of OCG’s or Brookfield’s raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of OCG’s existing funds; the amount and timing of distributions on OCG’s preferred units and Class A units; changes in OCG’s operating or other expenses; the degree to which OCG or Brookfield encounters competition; and general political, economic and market conditions.
Any forward-looking statements and information speak only as of the date of this release or as of the date they were made, and except as required by law, neither Brookfield nor OCG undertakes any obligation to update forward-looking statements and information. For a more detailed discussion of these factors, also see the information under the captions “Cautionary Information Regarding Forward-Looking Statements” and “Risk Factors” in the consent solicitation statement/prospectus that forms part of the Registration Statement on Form F-4 (No. 333-231335) filed with the SEC by Brookfield in connection with the proposed merger, and the captions “Business Environment and Risks” in Brookfield’s most recent report on Form 40-F for the year ended December 31, 2018, and under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in OCG’s most recent report on Form 10-K for the year ended December 31, 2018, and in each case any material updates to these factors contained in any of Brookfield’s or OCG’s future filings.

As for the forward-looking statements and information that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements and information.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.
Important Additional Information and Where to Find It
In connection with the proposed mergers, Brookfield filed with the SEC a Registration Statement on Form F-4 (No. 333-231335) that includes a consent solicitation statement of OCG and a prospectus of Brookfield, as well as other relevant documents regarding the proposed transactions. The Registration Statement, as amended, was declared effective by the SEC on June 20, 2019. OCG commenced mailing the definitive consent solicitation statement/prospectus to OCG common unitholders on or about June 24, 2019. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE MERGERS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
A free copy of the consent solicitation statement/prospectus, as well as other filings containing information about OCG and Brookfield, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from OCG by accessing OCG’s website at ir.oaktreecapital.com or from Brookfield by accessing Brookfield’s website at bam.Brookfield.com/reports-and-filings. Copies of the consent solicitation statement/prospectus can also be obtained, free of charge, by directing a request to Oaktree Investor Relations at Unitholders – Investor Relations, Oaktree Capital Management, L.P., 333 South Grand Ave., 28th Floor, Los Angeles, CA 90071, by calling (213) 830-6483 or by sending an e-mail to investorrelations@oaktreecapital.com or to Brookfield Investor Relations by calling (416) 359-8647 or by sending an e-mail to linda.northwood@brookfield.com.
Investor Relations Website
Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, ir.oaktreecapital.com. Information contained on, or available through, our website is not incorporated by reference into this document.

GAAP Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per unit data)
Revenues:
Management fees	$175,103	$178,096	$345,037	$363,511
Incentive income	138,380	35,187	234,861	187,093
Total revenues	313,483	213,283	579,898	550,604
Expenses:
Compensation and benefits	(109,115)	(105,073)	(223,638)	(213,827)
Equity-based compensation	(22,648)	(15,246)	(36,977)	(29,867)
Incentive income compensation	(73,122)	(15,218)	(125,422)	(100,033)
Total compensation and benefits expense	(204,885)	(135,537)	(386,037)	(343,727)
General and administrative	(50,138)	(39,444)	(97,741)	(72,408)
Depreciation and amortization	(6,566)	(6,551)	(13,130)	(12,953)
Consolidated fund expenses	(4,299)	(3,074)	(6,454)	(6,554)
Total expenses	(265,888)	(184,606)	(503,362)	(435,642)
Other income (loss):
Interest expense	(43,995)	(35,469)	(89,760)	(76,048)
Interest and dividend income	84,648	67,980	176,900	130,599
Net realized gain (loss) on consolidated funds’ investments	447	(17,296)	(5,372)	(2,697)
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	1,814	(31,105)	58,931	(45,491)
Investment income	32,835	56,923	94,985	91,486
Other income (expense), net	36	914	58	1,611
Total other income (loss)	75,785	41,947	235,742	99,460
Income before income taxes	123,380	70,624	312,278	214,422
Income taxes	(1,852)	(4,867)	(6,350)	(11,264)
Net income	121,528	65,757	305,928	203,158
Less:
Net income attributable to non-controlling interests in consolidated funds	(22,240)	7,360	(86,442)	(3,365)
Net income attributable to non-controlling interests in consolidated subsidiaries	(50,015)	(41,996)	(116,130)	(115,940)
Net income attributable to OCG	49,273	31,121	103,356	83,853
Net income attributable to preferred unitholders	(6,829)	—	(13,658)	—
Net income attributable to OCG Class A unitholders	$42,444	$31,121	$89,698	$83,853

Distributions declared per Class A unit	$1.05	$0.96	$1.80	$1.72
Net income per Class A unit (basic and diluted):
Net income per Class A unit	$0.57	$0.44	$1.23	$1.21
Weighted average number of Class A units outstanding	74,340	71,177	72,994	69,556

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		June 30, 2019	March 31, 2019	June 30, 2018
		(in millions)
Assets Under Management:
Closed-end funds		$55,718	$55,083	$56,294
Open-end funds		27,359	28,420	32,824
Evergreen funds		9,284	9,140	8,426
DoubleLine (1)		28,007	25,966	24,040
Total		$120,368	$118,609	$121,584

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Change in Assets Under Management:
Beginning balance	$118,609	$121,394	$121,584	$121,053
Closed-end funds:
Capital commitments/other (2)	3,698	2,410	8,366	4,387
Distributions for a realization event / other (3)	(2,542)	(1,901)	(7,197)	(8,840)
Change in uncalled capital commitments for funds entering or in liquidation (4)	158	74	(962)	(361)
Foreign-currency translation	120	(444)	(203)	221
Change in market value (5)	358	525	1,037	2,615
Change in applicable leverage	(1,157)	(52)	(1,617)	(51)
Open-end funds:
Contributions	495	724	3,936	4,017
Redemptions	(2,188)	(1,056)	(10,871)	(7,591)
Foreign-currency translation	(1)	(373)	(190)	147
Change in market value (5)	633	(174)	1,660	623
Evergreen funds:
Contributions or new capital commitments (6)	130	140	1,086	1,203
Acquisition (BDCs)	—	—	—	2,110
Redemptions or distributions (7)	(77)	(270)	(558)	(880)
Foreign-currency translation	—	2	—	(1)
Change in market value (5)	91	327	330	685
DoubleLine:
Net change in DoubleLine	2,041	258	3,967	2,247
Ending balance	$120,368	$121,584	$120,368	$121,584

(1)	DoubleLine AUM reflects our pro-rata portion (based on our 20% ownership stake) of DoubleLine’s total AUM.

(2)	These amounts include capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(3)
These amounts include distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(4)
The change in uncalled capital commitments generally reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(5)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs and other levered funds.

(6)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(7)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

Management Fee-generating AUM		As of
		June 30, 2019	March 31, 2019	June 30, 2018
Management Fee-generating AUM:		(in millions)
Closed-end funds:
Senior Loans		$7,525	$8,179	$7,896
Other closed-end funds		30,440	29,792	28,754
Open-end funds		27,106	28,152	32,520
Evergreen funds		8,357	8,175	7,337
DoubleLine		28,007	25,966	24,040
Total		$101,435	$100,264	$100,547

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
Change in Management Fee-generating AUM:	(in millions)

Beginning balance	$100,264	$102,043	$100,547	$101,600
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital / other (1).	2,067	—	5,082	926
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	514	385	3,222	1,831
Change attributable to funds in liquidation (2).	(725)	(981)	(3,343)	(5,489)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	—	—	(766)	—
Distributions by funds that pay fees based on NAV / other (4).	(921)	(161)	(1,211)	(857)
Foreign-currency translation	103	(380)	(163)	150
Change in market value (5).	70	(1)	51	147
Change in applicable leverage	(1,114)	(50)	(1,557)	(49)
Open-end funds:
Contributions	493	674	3,875	3,920
Redemptions	(2,166)	(1,056)	(10,796)	(7,591)
Foreign-currency translation	—	(373)	(189)	147
Change in market value	627	(173)	1,696	615
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV (6)	199	227	1,222	1,040
Acquisition (BDCs)	—	—	—	2,110
Redemptions or distributions (7)	(98)	(205)	(545)	(855)
Change in market value (5).	81	340	343	655
DoubleLine:
Net change in DoubleLine	2,041	258	3,967	2,247
Ending balance	$101,435	$100,547	$101,435	$100,547

(1)	These amounts include capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts include the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts include distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs and other levered funds.

(6)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(7)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

	As of
	June 30, 2019	March 31, 2019	June 30, 2018
Reconciliation of AUM to Management Fee-generating AUM:	(in millions)
Assets under management	$120,368	$118,609	$121,584
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(1,601)	(1,826)	(2,326)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(9,133)	(8,532)	(10,092)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(4,081)	(4,075)	(4,042)
Oaktree’s general partner investments in management fee-generating funds	(1,598)	(1,535)	(1,724)
Funds that pay no management fees (2)	(2,520)	(2,377)	(2,853)
Management fee-generating assets under management	$101,435	$100,264	$100,547

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.

(2)
This includes funds that are no longer paying management fees, co-investments that pay no management fees, certain accounts that pay administrative fees intended to offset Oaktree’s costs related to the accounts and CLOs in the warehouse stage that pay no management fees.

The period-end weighted average annual management fee rates applicable to the closed-end, open-end and evergreen management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	June 30, 2019	March 31, 2019	June 30, 2018
Closed-end funds:
Senior Loans	0.47%	0.49%	0.50%
Other closed-end funds	1.41	1.43	1.47
Open-end funds	0.45	0.45	0.45
Evergreen funds (1)	1.17	1.17	1.20
All Oaktree funds (2)	0.93	0.93	0.91

(1)	Fee rates reflect the applicable asset-based management fee rates, exclusive of quarterly incentive fees on investment income that are included in management fees.

(2)	Excludes DoubleLine funds.

Incentive-creating AUM

	As of
	June 30, 2019	March 31, 2019	June 30, 2018
Incentive-creating AUM:	(in millions)
Closed-end funds	$28,521	$27,174	$26,677
Evergreen funds	6,822	6,633	6,006
DoubleLine	657	606	608
Total	$36,000	$34,413	$33,291
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2019	2018	2019	2018
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,424,904	$1,795,967	$1,722,120	$1,920,339
Incentives created (fund level):
Closed-end funds	(2,461)	102,850	57,098	200,156
Evergreen funds	12,303	16,367	38,685	30,246
DoubleLine	1,500	100	3,551	100
Total incentives created (fund level)	11,342	119,317	99,334	230,502
Less: incentive income recognized by us	(141,380)	(51,352)	(526,588)	(286,909)
Ending balance	$1,294,866	$1,863,932	$1,294,866	$1,863,932
Accrued incentives (fund level), net of associated incentive income compensation expense	$620,495	$898,588	$620,495	$898,588

Non-GAAP Results
Our business is comprised of one segment, our investment management business, which consists of the investment management services that we provide to our clients. Management makes operating decisions and assesses the performance of our business based on financial data that are presented without the consolidation of our funds. The data most important to management in assessing our performance are distributable earnings and fee-related earnings, each for both the Operating Group and per Class A unit. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A.
Distributable Earnings
The following schedules set forth the components of distributable earnings:
Distributable Earnings Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Revenues:
Management fees	$198,037	$195,935	$388,138	$398,882
Incentive income	141,380	51,352	526,588	286,909
Realized investment income proceeds	38,958	39,768	66,343	78,528
Total distributable earnings revenues	$378,375	$287,055	$981,069	$764,319

Adjusted Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Expenses:
Compensation and benefits	$(108,262)	$(103,642)	$(221,457)	$(208,412)
Incentive income compensation	(73,887)	(20,984)	(281,588)	(151,426)
General and administrative	(43,044)	(39,108)	(77,984)	(76,545)
Depreciation and amortization	(2,371)	(2,310)	(4,740)	(4,563)
Total adjusted expenses	$(227,564)	$(166,044)	$(585,769)	$(440,946)

Distributable Earnings

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)

Interest expense, net of interest income (1)	$(643)	$(2,399)	$(1,552)	$(5,809)
Preferred unit distributions	(6,829)	—	(13,658)	—
Operating Group income taxes	(1,904)	(2,140)	(2,433)	(4,886)
Other income (expense), net	(3,092)	(2,186)	(5,422)	(4,419)
Distributable earnings (2)	$138,343	$114,286	$372,235	$308,259

(1)
Interest income was $5.5 million and $10.8 million for the three and six months ended June 30, 2019, respectively, and $3.6 million and $6.0 million for the three and six months ended June 30, 2018, respectively.

(2)	Reflects the sum of total distributable earnings revenues, adjusted expenses, net interest expense, preferred unit distributions, Operating Group income taxes and other income (expense).

Distribution Calculation
The calculation of distributions is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per unit data)

Distributable earnings	$138,343	$114,286	$372,235	$308,259

Distribution Calculation:
Operating Group distribution with respect to the period	$—	$97,438	$177,221	$262,483
Distribution per Operating Group unit	$—	$0.62	$1.11	$1.67
Adjustments per Class A unit:
Distributable earnings-Class A income taxes	—	(0.01)	—	(0.03)
Tax receivable agreement	—	(0.06)	(0.06)	(0.12)
Non-Operating Group expenses	—	—	—	(0.01)
Distribution per Class A unit (1).	$—	$0.55	$1.05	$1.51

(1)	With respect to the quarter ended June 30, 2019, no quarterly distribution per Class A and OCGH units will be paid in accordance with the OCG and Brookfield merger agreement.

Units Outstanding

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Weighted Average Units:
OCGH	85,269	86,007	85,371	87,133
Class A	74,340	71,177	72,994	69,556
Total units	159,609	157,184	158,365	156,689
Units Eligible for Fiscal Period Distribution:
OCGH	84,001	85,998
Class A	75,649	71,160
Total units	159,650	157,158

Additional Detail

Management Fees

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Management fees:
Closed-end funds	$118,561	$116,776	$231,611	$238,482
Open-end funds	30,140	37,086	62,892	75,198
Evergreen funds	31,136	24,573	60,375	49,489
DoubleLine	18,200	17,500	33,260	35,713
Total management fees	$198,037	$195,935	$388,138	$398,882

Realized Investment Income Proceeds

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Oaktree funds:
Credit	$27,412	$12,569	$43,960	$28,241
Private Equity	(1,390)	8,935	(1,110)	19,895
Real Assets	3,662	2,486	7,580	8,268
Listed Equities	3,516	—	7,798	5,551
Non-Oaktree	5,758	15,778	8,115	16,573
Total realized investment income proceeds	$38,958	$39,768	$66,343	$78,528

Investment Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Oaktree funds:
Credit	$27,258	$22,917	$66,147	$37,801
Private Equity	(2,483)	8,264	(2,479)	7,452
Real Assets	6,353	8,702	14,623	13,652
Listed Equities	2,051	(14,672)	12,684	(22,084)
Non-Oaktree	1,082	1,027	6,498	2,069
Total investment income	$34,261	$26,238	$97,473	$38,890

GAAP Statement of Financial Condition (Unaudited)

	As of June 30, 2019
	Oaktree and Operating Subsidiaries	Consolidated Funds	Eliminations	Consolidated
	(in thousands)
Assets:
Cash and cash-equivalents	$699,429	$—	$—	$699,429
U.S. Treasury and other securities	387,585	—	—	387,585
Corporate investments	1,803,617	—	(649,164)	1,154,453
Deferred tax assets	229,330	—	—	229,330
Operating lease assets	105,767	—	—	105,767
Receivables and other assets	663,568	—	(2,871)	660,697
Assets of consolidated funds	—	7,441,760	—	7,441,760
Total assets	$3,889,296	$7,441,760	$(652,035)	$10,679,021
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$395,339	$—	$1,010	$396,349
Due to affiliates	188,991	—	—	188,991
Debt obligations	746,210	—	—	746,210
Operating lease liabilities	135,093	—	—	135,093
Liabilities of consolidated funds	—	5,756,274	(84,552)	5,671,722
Total liabilities	1,465,633	5,756,274	(83,542)	7,138,365
Non-controlling redeemable interests in consolidated funds	—	—	1,116,993	1,116,993
Capital:
Capital attributable to OCG preferred unitholders	400,584	—	—	400,584
Capital attributable to OCG Class A unitholders	1,000,340	269,352	(269,352)	1,000,340
Non-controlling interest in consolidated subsidiaries	1,022,739	299,141	(299,141)	1,022,739
Non-controlling interest in consolidated funds	—	1,116,993	(1,116,993)	—
Total capital	2,423,663	1,685,486	(1,685,486)	2,423,663
Total liabilities and capital	$3,889,296	$7,441,760	$(652,035)	$10,679,021
Corporate Investments

	As of
	June 30, 2019	March 31, 2019	June 30, 2018
	(in thousands)
Oaktree funds:
Credit	$1,014,918	$1,004,646	$925,539
Private Equity	283,377	239,285	299,961
Real Assets	366,615	307,128	189,109
Listed Equities	65,700	83,524	117,939
Non-Oaktree	65,618	80,446	62,037
Total corporate investments – Non-GAAP	1,796,228	1,715,029	1,594,585
Adjustments (1)	7,389	17,392	29,010
Total corporate investments – Oaktree and operating subsidiaries	1,803,617	1,732,421	1,623,595
Eliminations	(649,164)	(575,212)	(611,749)
Total corporate investments – Consolidated	$1,154,453	$1,157,209	$1,011,846

(1)	This adjusts CLO investments carried at amortized cost to fair value for GAAP reporting.

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of June 30, 2019
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
Credit	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb (7)(13)	TBD	—	$8,872	35%	13%	$(61)	$—	$1,120	$1,160	$—	$—	$1,249	nm	nm	1.0x
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,603	86	86	1,109	614	3,576	2,936	72	142	3,049	22.3%	13.5%	1.4
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	nm	100	1,002	2,178	3,890	3,573	—	—	5,089	6.4	4.0	1.3
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	996	2,669	1,018	1,200	52	—	1,392	8.9	6.1	1.5
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	616	1,660	67	65	16	2	—	13.5	11.1	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,559	6,771	295	368	438	60	—	12.8	9.0	1.7
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	9,041	18,581	304	—	1,696	60	—	21.8	16.5	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,488	4,907	179	—	87	—	377	10.2	7.4	1.5
Legacy funds (8)	Various	Various	12,748	nm	100	10,773	23,500	22	—	1,626	—	—	23.6	18.5	1.8
													21.9%	16.0%
Private/Alternative Credit
Oaktree European Capital Solutions Fund (7)(9)(10)	Dec. 2015	Dec. 2018	€703	97%	90%	€84	€251	€468	€414	€5	€7	€431	14.8%	10.1%	1.2x
Oaktree European Dislocation Fund (10)	Oct. 2013	Oct. 2016	€294	nm	62	€39	€203	€18	€17	€3	€3	€—	18.7	13.2	1.3
Special Account E (10)	Oct. 2013	Apr. 2015	€379	nm	69	€64	€321	€4	€3	€9	€1	€—	14.2	11.0	1.3
													15.2%	10.8%

Oaktree Mezzanine Fund IV (9)	Oct. 2014	Oct. 2019	$852	88%	83%	$147	$339	$512	$505	$6	$13	$494	11.3%	8.3%	1.2x
Oaktree Mezzanine Fund III (11)	Dec. 2009	Dec. 2014	1,592	nm	89	481	1,837	67	51	34	17	—	15.4	10.4 / 9.4	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	494	1,694	51	—	—	—	136	10.9	7.4	1.6
OCM Mezzanine Fund (12)	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.0%	8.7%
Emerging Markets Debt
Special Account H	TBD	—	$351	37%	37%	$8	$—	$139	$134	$—	$1	$135	nm	nm	1.1x
Oaktree Emerging Markets Opportunities Fund II (13)	TBD	—	344	27	27	4	—	96	87	—	—	95	nm	nm	1.1
Oaktree Emerging Market Opportunities Fund	Sep. 2013	Sep. 2017	384	nm	78	134	341	91	70	9	15	37	16.4%	11.3%	1.5
Special Account F	Jan. 2014	Sep. 2017	253	nm	96	87	275	54	54	7	10	19	16.0	11.5	1.4
													16.3%	11.4%
Private Equity
Corporate Private Equity
Oaktree European Principal Fund IV (7)(10)(13)	Jul. 2017	Jul. 2022	€1,119	100%	97%	€248	€110	€1,222	€1,096	€—	€48	€1,073	nm	nm	1.3x
Oaktree European Principal Fund III (10)	Nov. 2011	Nov. 2016	€3,164	nm	87	€2,532	€2,391	€2,891	€2,542	€154	€340	€1,692	17.6%	12.1%	2.1
OCM European Principal Opportunities Fund II (10)	Dec. 2007	Dec. 2012	€1,759	nm	100	€205	€1,913	€22	€—	€29	€—	€754	6.7	2.2	1.3
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.1%	8.6%

			As of June 30, 2019
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)

Oaktree Power Opportunities Fund V	Apr. 2019	Apr. 2024	$1,400	12%	10%	$(11)	$—	$125	$1,390	$—	$—	$141	nm	nm	1.0x
Oaktree Power Opportunities Fund IV	Nov. 2015	Nov. 2020	1,106	94	94	111	1	1,154	1,078	—	—	1,227	8.3%	4.9%	1.2
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	69	472	980	228	360	50	40	—	20.0	12.7	1.8
Legacy funds (8)	Various	Various	1,470	nm	63	1,688	2,615	(3)	—	123	—	—	35.1	27.4	2.8
													34.2%	25.7%
Special Situations
Oaktree Special Situations Fund II (7)	TBD	—	$1,877	14%	2%	$6	$4	$46	$173	$—	$—	$42	nm	nm	1.x
Oaktree Special Situations Fund (7)	Nov. 2015	Nov. 2018	1,377	100	83	141	175	1,110	1,089	—	4	1,125	14.1%	7.8%	1.2x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$437	$1,760	$1,263	$1,258	$50	$—	$2,264	6.7%	2.8%	1.3x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	156	423	193	235	21	—	289	8.8	5.4	1.5
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	2,887	6,166	49	—	554	9	—	12.2	8.8	2.0
Legacy funds (8)	Various	Various	3,701	nm	100	2,718	6,404	15	—	407	—	—	14.4	11.1	1.8
													12.8%	9.0%
Real Assets
Real Estate
Oaktree Real Estate Opportunities Fund VII (13)(14)	Jan. 2016	Jan. 2020	$2,921	86%	86%	$632	$250	$2,903	$2,754	$—	$122	$2,393	nm	nm	1.3x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,440	2,836	1,281	1,061	90	188	846	14.6%	9.7%	1.7
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	974	2,106	151	95	157	29	—	16.9	12.5	1.9
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	207	435	36	—	17	4	—	14.7	12.7	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	391	797	44	—	65	9	—	15.7	10.6	2.0
Legacy funds (8)	Various	Various	2,341	nm	99	2,010	4,326	—	—	232	—	—	15.2	11.9	1.9
													15.5%	11.9%

Oaktree Real Estate Debt Fund II (9)(13)	Mar. 2017	Mar. 2020	$2,087	69%	39%	$83	$84	$813	$1,395	$—	$12	$770	nm	nm	1.1x
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	83	206	909	221	299	12	17	91	18.8%	14.0%	1.3
Oaktree PPIP Fund (15)	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Special Account G (Real Estate Income) (9)(13)	Oct. 2016	Oct. 2020	$615	99%	99%	$136	$91	$653	$574	$—	$26	$600	nm	nm	1.3x

Infrastructure
Oaktree Transportation Infrastructure Fund	Dec. 2018	Dec. 2023	$1,097	19%	19%	$(11)	$—	$202	$837	$—	$—	$221	nm	nm	1.0x
Highstar III Successor Funds (13)	—	—	1,016	86	86	(5)	—	864	880	—	—	1,584	nm	nm	1.0
Highstar Capital IV (16)	Nov. 2010	Nov. 2016	2,000	nm	100	(25)	1,512	870	1,155	—	—	1,613	4.0%	0.1%	1.1
									29,472	(10)	1,234	(10)
							Other (17)		8,400		9
							Total (18)		$37,872		$1,243

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings outstanding under a fund-level credit facility (if any), where such borrowings were made in lieu of drawing capital from fund investors.

(2)
Represents capital drawn from fund investors, net of distributions to such investors of uninvested capital, divided by committed capital. The aggregate change in drawn capital for the three months ended June 30, 2019 was $3.8 billion.

(3)	Accrued incentives (fund level) exclude non-GAAP incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)
Fund data include the performance of the main fund and any associated fund-of-one accounts, except the gross and net IRRs presented reflect only the performance of the main fund. Certain fund-of-one accounts pay management fees based on cost basis, rather than committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy or product that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of June 30, 2019 management fee-generating AUM included only that portion of committed capital that had been drawn.

(10)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the June 30, 2019 spot rate of $1.14.

(11)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 9.4%. The combined net IRR for Class A and Class B interests was 9.9%.

(12)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(13)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through June 30, 2019 was less than 36 months.

(14)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(15)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(16)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of June 30, 2019, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(17)	This includes our closed-end Senior Loan funds, CLOs, a non-Oaktree fund and certain separate accounts and co-investments.

(18)
The total excludes one closed-end fund with management fee-generating AUM of $93 million as of June 30, 2019, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of June 30, 2019	Twelve Months Ended June 30, 2019			Since Inception through June 30, 2019
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)
Credit
High Yield Bonds
U.S. High Yield Bonds	1986	$11,495	6.6%	6.1%	7.1%	9.0%	8.5%	8.2%	0.78	0.57
Global High Yield Bonds	2010	3,114	6.6	6.1	7.6	6.8	6.3	6.7	1.05	1.06
European High Yield Bonds	1999	448	10.0	9.4	8.1	8.0	7.4	6.3	0.73	0.47

Convertibles
High Income Convertibles	1989	1,055	4.5	3.9	7.2	10.9	10.1	8.0	1.05	0.61
Non-U.S. Convertibles	1994	614	1.7	1.2	2.9	7.9	7.4	5.3	0.75	0.39
U.S. Convertibles	1987	308	3.7	3.2	7.9	9.2	8.6	8.3	0.49	0.39

Senior Loans
European Senior Loans	2009	1,125	3.6	3.1	2.7	7.0	6.5	7.6	1.62	1.61
U.S. Senior Loans	2008	639	4.1	3.6	4.1	5.8	5.3	5.1	1.07	0.65

Multi-Strategy Credit
Multi-Strategy Credit (2)	Various	2,810	nm	nm	nm	nm	nm	nm	nm	nm

Listed Equities
Emerging Markets Equities
Emerging Markets Equities	2011	5,498	8.7	7.8	1.2	2.9	2.0	1.4	0.13	0.05
Total		$27,106

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

(2)	Includes Global Credit Fund and individual accounts across various strategies with different investment mandates. As such, a combined performance measure is not considered meaningful (“nm”).

Evergreen Funds

		As of June 30, 2019			Twelve Months Ended June 30, 2019		Since Inception through June 30, 2019
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception				Rates of Return (1)		Annualized Rates of Return (1)
					Gross	Net	Gross	Net
		(in millions)
Credit
Private/Alternative Credit
Strategic Credit (2).	2012	$5,538	$5,222	$11	4.9%	3.6%	9.0%	6.6%

Distressed Debt
Value Opportunities	2007	1,038	962	7	7.3	4.6	9.7	6.0

Emerging Markets Debt
Emerging Markets Debt (3)	2015	1,314	871	6	10.6	8.0	13.4	10.3

Listed Equities
Value/Other Equities
Value Equities (4)	2012	542	517	8	12.8	8.9	19.1	13.8
			7,572	32
Other (5)			878	16
Restructured funds			—	4
Total (2)			$8,450	$52

(1)	Returns represent time-weighted rates of return.

(2)
Includes our publicly-traded BDCs and one closed-end fund with $65 million and $93 million of AUM and management fee-generating AUM, respectively. The rates of return reflect the performance of a composite of certain evergreen accounts and exclude our publicly-traded BDCs.

(3)
Includes the Emerging Markets Debt Total Return and Emerging Markets Opportunities strategies. The rates of return reflect the performance of a composite of accounts for the Emerging Markets Debt Total Return strategy, including a single account with a December 2014 inception date.

(4)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(5)	Includes certain Real Estate and Multi-Strategy Credit accounts.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period, and includes our pro-rata portion of performance fees attributable to our minority interest in DoubleLine earned in the period. We refer to the amount of accrued incentives recognized as revenue by us as incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments, and our pro-rata portion of AUM managed by DoubleLine in which we hold a minority ownership interest. For our CLOs, AUM represents the aggregate par value of collateral assets and principal cash, for our publicly-traded BDCs, gross assets (including assets acquired with leverage), net of cash, and for DoubleLine funds, NAV. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and generally reflects the beginning AUM on which we will earn management fees in the following quarter, as well as our pro-rata portion of the fee basis of DoubleLine’s AUM. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash, as defined in the applicable CLO indentures, our publicly-traded BDCs pay management fees based on gross assets (including assets acquired with leverage), net of cash, and DoubleLine funds typically pay management fees based on NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds; and

◦	Funds that pay no management fees.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It generally represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation), gross assets (including assets acquired with leverage), net of cash, for our publicly-traded BDCs, and our pro-rata portion of DoubleLine’s incentive-creating AUM. All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently above their preferred return or high-water mark and therefore generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Class A units refer to the common units of OCG designated as Class A units.
Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.

Distributable earnings (“DE”) is a non-GAAP performance measure of profitability for our investment management business. DE reflects our realized earnings, after deducting preferred unit distributions, at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time. DE revenues include the portion of the earnings from management fees and performance fees attributable to our 20% ownership interest in DoubleLine, which are reflected as investment income in our GAAP statements of operations. DE excludes (a) unrealized incentive income and the associated incentive income compensation expense, (b) unrealized gains and losses resulting from foreign-currency transactions and hedging activities, and (c) excludes investment income or loss, which is largely non-cash in nature, and includes the portion of income or loss on distributions received from funds and companies. DE also excludes (a) non-cash equity-based compensation expense, (b) acquisition-related items, including amortization of intangibles, changes in the contingent consideration liability and costs related to the Brookfield transaction, (c) income taxes and other income or expense applicable to OCG or its Intermediate Holding Companies, and (d) non-controlling interests. In addition, any make-whole premium charges related to the repayment of debt are, for DE purposes, amortized through the original maturity date of the repaid debt.
Distributable earnings-Class A, or distributable earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of DE attributable to their ownership.  Distributable earnings-Class A represents DE, including the effect of (a) the OCGH non-controlling interest, (b) expenses such as current income tax expense applicable to OCG or its Intermediate Holding Companies, and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-Class A represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for GAAP.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is a component of DE and is comprised of management fees (“fee revenues”) less operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it excludes all non-management fee revenue sources and applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though those expenses also support the generation of incentive and realized investment income proceeds. FRE is presented before income taxes.
Fee-related earnings-Class A, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings-Class A represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings-Class A income taxes is calculated excluding any incentive income or investment income (loss).
Incentive income is generally recognized for our closed-end funds only after the fund has distributed all contributed capital plus an annual preferred return (commonly referred to as the European-style waterfall) and, for our evergreen funds, on an annual basis up to 20% of the year’s profits, subject to a high-water mark or hurdle rate. For non-GAAP reporting, incentive income also includes the portion of the performance fees attributable to our minority equity interest in DoubleLine earned in the period.
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Management fees are recognized over the period in which our investment advisory services are performed and for non-GAAP reporting include the portion of the earnings from management fees attributable to our minority equity interest in DoubleLine.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.

Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Preferred units or preferred unitholders refer to the Series A and Series B preferred units of OCG or Series A and Series B preferred unitholders, respectively, unless otherwise specified.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond product, to the FTSE US High-Yield Cash-Pay Capped Index;

•
our Global High Yield Bond product, to an Oaktree custom global high yield index that represents 60% ICE BofAML High Yield Master II Constrained Index and 40% ICE BofAML Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the ICE BofAML Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond product, to the ICE BofAML Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan product (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan product, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities product, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the ICE BofAML All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities product, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities product, to the FTSE US High-Yield Market Index; and

•	our Emerging Markets Equities product, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European Senior Loan product, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures presented in accordance with GAAP.
Reconciliation of GAAP to Non-GAAP Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC Class A unitholders to distributable earnings and fee-related earnings.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Net income attributable to OCG Class A unitholders	$42,444	$31,121	$89,698	$83,853
Incentive income (1)	1,500	16,065	288,176	99,646
Incentive income compensation (1)	(765)	(5,766)	(156,166)	(51,393)
Investment income	(23,068)	(19,632)	(90,967)	(42,771)
Realized investment income proceeds (2)	38,958	39,768	66,343	78,528
Equity-based compensation (3)	22,648	15,246	36,977	29,867
Foreign-currency hedging (4)	1,482	(741)	109	(2,863)
Acquisition-related items (5)	8,881	(2,834)	25,702	(1,260)
Other expense, net (6)	(2,745)	(2,745)	(5,490)	(5,490)
Income taxes	(52)	2,727	3,917	6,378
Non-Operating Group (income) expenses (7)	210	328	158	308
Non-controlling interests (7)	48,850	40,749	113,778	113,456
Distributable earnings (8)	138,343	114,286	372,235	308,259
Incentive income	(141,380)	(51,352)	(526,588)	(286,909)
Incentive income compensation	73,887	20,984	281,588	151,426
Realized investment income proceeds	(38,958)	(39,768)	(66,343)	(78,528)
Interest expense, net of interest income	643	2,399	1,552	5,809
Preferred unit distributions	6,829	—	13,658	—
Other expense, net	3,092	2,186	5,422	4,419
Operating Group income taxes	1,904	2,140	2,433	4,886
Fee-related earnings (8)	$44,360	$50,875	$83,957	$109,362

(1)	This adjustment relates to unrealized incentive income which is excluded from distributable earnings revenues and incentive income compensation expense.

(2)
This adjustment reflects the portion of distributions received from funds characterized as realized investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)	This adjustment adds back the effect of equity-based compensation expense, which is excluded from distributable earnings because it is a non-cash charge that does not affect our financial position.

(4)	This adjustment removes the effect of unrealized gains and losses related to foreign-currency hedging activities.

(5)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles, changes in the contingent consideration liability and costs related to the Brookfield transaction, which are excluded from distributable earnings.

(6)
For distributable earnings, the $22 million make-whole premium charge that was included in net income attributable to OCG Class A unitholders in the fourth quarter of 2017 in connection with the early repayment of our 2019 Notes is amortized through the original maturity date of December 2019.

(7)
Because distributable earnings is calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(8)
Per Class A unit amounts are calculated to evaluate the portion of distributable earnings and fee-related earnings attributable to Class A unitholders. Reconciliations of distributable earnings to distributable earnings per Class A unit and fee-related earnings to fee-related earnings per Class A unit are presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per unit data)
Distributable earnings	$138,343	$114,286	$372,235	$308,259
OCGH non-controlling interest	(73,908)	(62,534)	(201,157)	(172,158)
Non-Operating Group income (expense)	(210)	(328)	(158)	(308)
Distributable earnings-Class A income taxes	5,152	1,973	6,851	1,640
Tax receivable agreement	(3,829)	(4,008)	(7,654)	(7,866)
Distributable earnings-Class A	$65,548	$49,389	$170,117	$129,567
Distributable earnings per Class A unit	$0.88	$0.69	$2.33	$1.86
Weighted average number of Class A units outstanding	74,340	71,177	72,994	69,556

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per unit data)
Fee-related earnings	$44,360	$50,875	$83,957	$109,362
OCGH non-controlling interest	(23,700)	(27,837)	(45,243)	(60,891)
Non-Operating Group expense	(475)	(538)	(670)	(745)
Fee-related earnings-Class A income taxes	265	(1,197)	(734)	(2,154)
Fee-related earnings-Class A	$20,450	$21,303	$37,310	$45,572
Fee-related earnings per unit	$0.28	$0.30	$0.51	$0.66
Weighted average number of total units outstanding	74,340	71,177	72,994	69,556

The following table reconciles GAAP revenues to distributable earnings revenues and fee-related earnings revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$313,483	$213,283	$579,898	$550,604
Consolidated funds (1)	4,734	339	9,841	(272)
Management fees (2)	18,200	17,500	33,260	35,713
Incentive income (3)	3,000	16,165	291,727	99,746
Realized investment income proceeds	38,958	39,768	66,343	78,528
Distributable earnings revenues	378,375	287,055	981,069	764,319
Incentive income	(141,380)	(51,352)	(526,588)	(286,909)
Realized investment income proceeds	(38,958)	(39,768)	(66,343)	(78,528)
Fee revenues	$198,037	$195,935	$388,138	$398,882

(1)
This adjustment represents amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, the elimination of non-controlling interests from adjusted revenues, and certain compensation and administrative related expense reimbursements netted with expenses.

(2)
This adjustment reclassifies the portion of the earnings from the management fees attributable to our 20% ownership interest in DoubleLine, which is included in consolidated investment income in our GAAP statements of operations to revenues.

(3)
This adjustment relates to unrealized incentive income which is excluded from distributable earnings revenues and reclassifies the portion of the earnings from the performance fees attributable to our 20% ownership interest in DoubleLine, which is included in consolidated investment income in our GAAP statements of operations to revenues.

The following tables reconcile GAAP consolidated financial data to non-GAAP data:

	For the Three Months Ended June 30, 2019
	Consolidated	Adjustments	Distributable Earnings
	(in thousands)
Management fees (1)	$175,103	$22,934	$198,037
Incentive income (1)	138,380	3,000	141,380
Realized investment income proceeds (2)	—	38,958	38,958
Total expenses (3)	(265,888)	38,324	(227,564)
Interest expense, net (4)	(43,995)	43,352	(643)
Investment income (2)	32,835	(32,835)	—
Other income (expense), net (5)	36	(3,128)	(3,092)
Other income of consolidated funds (6)	86,909	(86,909)	—
Income taxes	(1,852)	(52)	(1,904)
Net income attributable to non-controlling interests in consolidated funds	(22,240)	22,240	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(50,015)	50,015	—
Net income attributable to preferred unitholders	(6,829)	—	(6,829)
Net income attributable to OCG Class A unitholders / Distributable earnings	$42,444	$95,899	$138,343

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $18,200 to management fees and $1,500 to incentive income, (c) for management fees, reclassifies $639 of net gains related to foreign-currency hedging activities from general and administrative expense and $2,496 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for distributable earnings, and (d) adds back the effect of $1,500 related to unrealized incentive income.

(2)	Distributable earnings excludes investment income or loss and includes the portion of income or loss on distributions received from funds and companies.

(3)
The expense adjustment consists of (a) equity-based compensation expense of $22,648, (b) consolidated fund expenses of $3,363, (c) expenses incurred by the Intermediate Holding Companies of $475, (d) incentive income compensation expense related to unrealized incentive income of $765, (e) $5,028 of acquisition-related items, (f) $3,853 related to the Brookfield transaction, (g) $1,226 of net gains related to foreign-currency hedging activities, and (h) $2,496 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for distributable earnings.

(4)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(5)
The adjustment to other income (expense), net represents adjustments related to (a) the reclassification of $383 in net losses related to foreign-currency hedging activities from general and administrative expense and the amortization of make-whole premium expenses.

(6)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies interest income to interest expense, net.

	For the Three Months Ended June 30, 2018
	Consolidated	Adjustments	Distributable Earnings
	(in thousands)
Management fees (1)	$178,096	$17,839	$195,935
Incentive income (1)	35,187	16,165	51,352
Realized investment income proceeds (2)	—	39,768	39,768
Total expenses (3)	(184,606)	18,562	(166,044)
Interest expense, net (4)	(35,469)	33,070	(2,399)
Investment income (2)	56,923	(56,923)	—
Other income (expense), net (5)	914	(3,100)	(2,186)
Other income of consolidated funds (6)	19,579	(19,579)	—
Income taxes	(4,867)	2,727	(2,140)
Net income attributable to non-controlling interests in consolidated funds	7,360	(7,360)	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(41,996)	41,996	—
Net income attributable to OCG Class A unitholders / Distributable earnings	$31,121	$83,165	$114,286

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $17,500 to management fees and $100 to incentive income, (c) for management fees, reclassifies $2,368 of net losses related to foreign-currency hedging activities from general and administrative expense and $2,468 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for distributable earnings, and (d) adds back the effect of $16,065 related to unrealized incentive income.

(2)	Distributable earnings excludes investment income or loss and includes the portion of income or loss on distributions received from funds and companies.

(3)
The expense adjustment consists of (a) equity-based compensation expense of $15,246, (b) consolidated fund expenses of $6,928, (c) expenses incurred by the Intermediate Holding Companies of $538, (d) incentive income compensation expense related to unrealized incentive income of $5,766, (e) $2,834 of acquisition-related items, (f) $1,982 of net gains related to foreign-currency hedging activities, and (g) $2,468 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for distributable earnings.

(4)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(5)
The adjustment to other income (expense), net represents adjustments related to (a) the reclassification of $355 in net losses related to foreign-currency hedging activities from general and administrative expense and the amortization of make-whole premium expenses.

(6)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies interest income to interest expense, net.

	For the Six Months Ended June 30, 2019
	Consolidated	Adjustments	Distributable Earnings
	(in thousands)
Management fees (1)	$345,037	$43,101	$388,138
Incentive income (1)	234,861	291,727	526,588
Realized investment income proceeds (2)	—	66,343	66,343
Total expenses (3)	(503,362)	(82,407)	(585,769)
Interest expense, net (4)	(89,760)	88,208	(1,552)
Investment income (2)	94,985	(94,985)	—
Other income (expense), net (5)	58	(5,480)	(5,422)
Other income of consolidated funds (6)	230,459	(230,459)	—
Income taxes	(6,350)	3,917	(2,433)
Net income attributable to non-controlling interests in consolidated funds	(86,442)	86,442	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(116,130)	116,130	—
Net income attributable to preferred unitholders	(13,658)	—	(13,658)
Net income attributable to OCG Class A unitholders / Distributable earnings	$89,698	$282,537	$372,235

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $33,260 to management fees and $3,551 to incentive income, (c) for management fees, reclassifies $1,717 of net gains related to foreign-currency hedging activities from general and administrative expense and $4,964 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for distributable earnings, and (d) adds back the effect of $288,176 related to unrealized incentive income.

(2)	Distributable earnings excludes investment income or loss and includes the portion of income or loss on distributions received from funds and companies.

(3)
The expense adjustment consists of (a) equity-based compensation expense of $36,977, (b) consolidated fund expenses of $7,063 (c) expenses incurred by the Intermediate Holding Companies of $670, (d) incentive income compensation expense related to unrealized incentive income of $156,166, (e) $8,919 of acquisition-related items, (f) $16,783 related to the Brookfield transaction, (g) $1,618 of net losses related to foreign-currency hedging activities, and (h) $4,964 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for distributable earnings.

(4)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(5)
The adjustment to other income (expense), net represents adjustments related to (a) the reclassification of $10 in net gains related to foreign-currency hedging activities from general and administrative expense and the amortization of make-whole premium expenses.

(6)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies interest income to interest expense, net.

	For the Six Months Ended June 30, 2018
	Consolidated	Adjustments	Distributable Earnings
	(in thousands)
Management fees (1)	$363,511	$35,371	$398,882
Incentive income (1)	187,093	99,816	286,909
Realized investment income proceeds (2)	—	78,528	78,528
Total expenses (3)	(435,642)	(5,304)	(440,946)
Interest expense, net (4)	(76,048)	70,239	(5,809)
Investment income (2)	91,486	(91,486)	—
Other income (expense), net (5)	1,611	(6,030)	(4,419)
Other income of consolidated funds (6)	82,411	(82,411)	—
Income taxes	(11,264)	6,378	(4,886)
Net income attributable to non-controlling interests in consolidated funds	(3,365)	3,365	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(115,940)	115,940	—
Net income attributable to OCG Class A unitholders / Distributable earnings	$83,853	$224,406	$308,259

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $35,713 to management fees and $100 to incentive income, (c) for management fees, reclassifies $4,188 of net losses related to foreign-currency hedging activities from general and administrative expense and $6,673 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for distributable earnings, and (d) adds back the effect of $99,646 related to unrealized incentive income.

(2)	Distributable earnings excludes investment income or loss and includes the portion of income or loss on distributions received from funds and companies.

(3)
The expense adjustment consists of (a) equity-based compensation expense of $29,701, (b) consolidated fund expenses of $8,199, (c) expenses incurred by the Intermediate Holding Companies of $745, (d) incentive income compensation expense related to unrealized incentive income of $51,393, (e) $1,260 of acquisition-related items, (f) $1,865 of net losses related to foreign-currency hedging activities, and (g) $6,673 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for distributable earnings.

(4)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(5)
The adjustment to other income (expense), net represents adjustments related to (a) the reclassification of $540 in net losses related to foreign-currency hedging activities from general and administrative expense and the amortization of make-whole premium expenses.

(6)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies interest income to interest expense, net.